UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            ________
                            FORM 8-K

                         CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) Sept. 11, 1999


                        LANDS' END, INC.
     (exact name of registrant as specified in its charter)





    DELAWARE                 1-9769              36-2512786
 (State or other          (Commission         (I.R.S. Employer
  jurisdiction            File Number)     Identification Number)
of incorporation)


 Lands' End Lane, Dodgeville, Wisconsin             53595
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number     608-935-9341
     including area code




               INFORMATION INCLUDED IN THIS REPORT


Item 5.  Other Events.

Attached as exhibit 99.1 to this report is a summary edited transcript of remarks made by Lands' End at the Goldman Sachs Sixth Annual Global Retailing Conference held on Sept. 11, 1999 in New York and at the William Blair Seventh Annual Specialty Retail E-commerce Consumer Research Conference held on Oct. 11, 1999 in Lake Buena Vista, Florida.




                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.






































                                    LANDS' END, INC.

Date: November 1, 1999      By: /s/ STEPHEN A. ORUM
                                    Stephen A. Orum
                                    Executive Vice President &
                                    Chief Financial Officer







                                                        Exhibit 99.1


Following is the edited transcript of remarks made at the Goldman Sachs Sixth Annual Global Retailing Conference held on September 11, 1999 in New York and at the William Blair Seventh Annual Specialty Retail E-commerce Consumer Research Conference held on October 11, 1999 in Lake Buena Vista, Florida.

Presenters:Dave Dyer, President & Chief Executive Officer,
                      Lands' End, Inc.
           Lee Eisenberg, Executive Vice President & Creative Director,
                      Lands' End, Inc.

Statement regarding forward-looking information

Statements in this document that are not historical are forward looking, including, without limitation, statements about goals for Internet sales, anticipated cost savings, and possible circulation reductions and their anticipated effects on sales or profits. As such, these statements are inherently subject to a number of risks and uncertainties. Future results may be materially different from those expressed or implied by these statements due to various factors that may occur. Such factors include, but are not limited to the following: general economic or business conditions, domestic and foreign; continued growth rates for e-commerce shopping; the company's ability to attract customers to the Internet; technology developments and their availability and cost; customer response to product offerings and initiatives; costs associated with printing and mailing catalogs, dependence on consumer season buying patterns; the ability of the company to complete its Y2K programs; and fluctuations in foreign currency exchange rates.

Presentation

It's great to be with you today and be able to share with you our thoughts on today's challenges and future opportunities for Lands' End. Chip Orum, our executive vice president and CFO, is also here today and will be available during the Q&A.

I was asked to return to Lands' End as president and chief executive officer just about one year ago, after a four-year absence. When I returned, I found Lands' End to be a much more complicated business than it was when I left. I found there were many new challenges, some old challenges, but mostly great opportunities before us. In fact, I can think of few apparel retailers as well positioned to capitalize on e-commerce as Lands' End.

For years, Lands' End had thought of itself as one of the largest catalog companies in the United States. And we are. We are ranked as the 11th largest U.S. catalog company -- and when compared exclusively to clothing catalogs, Lands' End, with fiscal 1999 sales of $1.4 billion, is the largest.




However, we are not thinking of ourselves today in the same way we have in the past. We are much more than simply just a catalog company. Our label says it all -- Lands' End Direct Merchants. And our vision is to be the premiere global Direct Merchant -- direct in our proprietary brand merchandising and direct to the customer through multiple channels of distribution: catalog, Internet, Corporate Sales and International. We want each of our customers to have the best possible shopping experience, whether they phone us, fax us, mail their order to us, or come to us over the Internet, or a combination of these channels. And more and more, with the tools available over the Internet and through systems enhancements, we can get closer and closer to a true one-to-one relationship with each Lands' End customer. To that end, we are rapidly emerging as a major e-commerce player, and we plan, over the next few years, to achieve a significant part of our sales via the Internet.

However, as we began the metamorphosis from a U.S. catalog company to a global direct merchant -- an emerging e-commerce force -- we have had many challenges to overcome. We needed to freshen our merchandise assortment, to freshen our creative presentation, to reduce inventory to appropriate levels, and organize to support our business globally through multiple channels of distribution.

We've been busy since I returned to Lands' End last November. I will briefly touch on the many changes that have taken place, but in times of change, it's very important to hold fast to basic principles. The way we treat customers, the way we treat our employees, our commitment to quality and value, the fairness in all our dealings -- personal, honest interaction with others -- these are the foundation for Lands' End. They will stay the same.

This past January, we reorganized Lands' End by function to support all channels of distribution. This was a big change for us. Previously, everything was organized around self-sufficient business units, specifically around the core and specialty printed catalogs. This caused conflicting corporate goals and inhibited Internet growth.

Our new organizational structure allows us to focus our efforts more efficiently, eliminates duplication of efforts, reduces our expenses, and allows us to accelerate our e-commerce channel and improve the cohesiveness of all our brand marketing.

During the fourth quarter of last year and the first two quarters of this year, we have concentrated on bringing our inventory levels down and clearing out the old merchandise that will be replaced with new fresh styles. In order to do this, we took price rollbacks, and we mailed additional full price and clearance catalogs with steeper markdowns. These price reductions and rollbacks have had a negative impact on margin, but we do anticipate, through better sourcing, to have substantial margin improvement in calendar year 2000.

We're quite pleased with our inventory at this time, both in quality and quantity. As a matter of fact, this August we began the Fall season with $120 million less inventory. That was 40 percent less than the previous year, and our initial fill is currently above 90 percent, which achieves our standard for excellent customer service.

It was no secret that the Lands' End product and creative were in need of an update, and we're making great progress. Lands' End is, after all, a merchandising company. We need to make sure that all our products are of exceptional quality -- styled right, colored right, priced right, and presented right.

We've brought on a tremendous amount of merchandising, design, and creative talent in the past six to nine months. They are smart and savvy, with the experience and knowledge to take us to another level. We also have great people already on board. I believe our top management group is just what we need -- strong leaders with strong backgrounds -- good people with enthusiasm and a passion for our business.

I will quickly review our merchandising and creative progress to date.

The new products, colors and styles that are just now finding their way into our print pages and Web site are hitting the mark with our customers. This cashmere sweatshirt, for example, which we featured on the back page of our September core book, topped $1 million in sales.

There are several things driving the success of our new offerings, not the least of which is a dramatically improved color palette for this fall and beyond -- lots of heather and neutrals that are finding great favor with so many customers. We're just now beginning to see the introduction of a great many new products with the right contemporary styling, such as this three-quarter-sleeve, stretch white shirt -- The Great White Shirt -- which was featured on our September cover and which will do about $1 million dollars in sales.

Also, in September, we offered side-zipped, stretch Chinos, which provided us with an inside spread worth about $1.5 million. We'll have this cashmere twin-set featured on the back cover of our November catalog.

Looking forward to early next year, you can expect to see some excitement and energy spent on how we approach our men's business: special covers, new departments, and fresh creative presentations. Specifically, we are putting significant resources behind what we think can and will be a Lands' End franchise -- defining the art of business casual for men and women in the rapidly changing workplace.

Beyond our improved merchandise, we are well on our way to improving Lands' End's creative presentation with as much imagination and intelligence as we can muster. Even in our most recent books, I hope you can see the difference a more varied pacing can make in a catalog, from conventional pages to non-conventional pages, from small pictures giving way to large ones, crowded pages to simpler ones, and so on. The result is a more involving experience from cover to cover.

You'll also be seeing a more refined, cleaner design and more customer-friendly layouts, where our shopper can find what she wants in a graphic environment that's more fun to browse, with livelier pictures and varied layouts.

Regarding the Lands' End cover -- Each one should have all the hallmarks of a great poster. It should surprise, delight, provoke, entertain, stimulate. Just look at this group of covers: The Last Splash of Summer; the Great White Shirt cover of September, a personal favorite for many of us; our October book, where we're offering a terrific new outerwear product at an unbelievable price. For November, the first of our holiday catalogs, we've pictured our rendition of Santa's Holiday Express, and we'll be showing beautiful Partridge in a Pear Tree artwork on our Christmas cover for December, behind which will be even more great surprises. To close out the season, our Last Chance Before Christmas catalog will have covers featuring two famous individuals disguised as our mystery Santas, giving our customers a little fun in guessing their true identities and registering their guess on our Web site.

I'd like to say a word or two about another Lands' End tradition, running first-class editorial in our books and on the Web and integrating these efforts into our selling pages.

Bruce McCall, a contributing writer at the New Yorker and Vanity Fair, wrote a spread for our July catalog: The Thinking Man's Guide to Wearing Hawaiian Shirts. Robert Hughes, the renowned art critic for Time magazine and best-selling author of "Shock of the New" and other books, wrote an exclusive piece on fly-fishing this past summer. And beginning in November, we'll begin a three-month series of highly-moving essays to mark the passing of the century: "Letters Across Time," in which nine great writers share reflections large and small about what's on their minds as we head into the 21st Century.

In December, the core catalog, in addition to great clothing, we'll be delivering a specially designed calendar dedicated to how we can all celebrate the last month of the century in true style. Think of it also as a programming guide to landsend.com. It will contain recipes for great holiday cookies, the words to selected Robert Frost poems, and gift ideas for the postman. We believe it will drive a lot of traffic to the site.

We'll be also running a 12-page gift guide, our best of the best for this season, which we'll also mail as a stand-alone piece to Web customers. And in our December Kids book, we'll be recognizing some of the kids in this country who have done wonderful things as volunteers, a program we'll continue further into the year.

And beginning in early spring, we'll introduce a new series -- Lands' End Now -- a timely almanac of useful tips and products, and a series of profiles of fascinating Lands' End people.

While it's a bit early to reveal our advertising plans for the year 2000, I do want to review what we've been up to this year. Basically, we've run a print and video campaign to underscore Lands' End's role as Direct Merchants and the pre-eminence of our Web site.

We placed print advertising in nearly three dozen national publications that are upmarket, upscale, publications where affluent and intelligent readers are. We ran full page ads and partial page ads -- all with the message, "From the Catalog to the Web, the store is Yours," or "The Web Site that Fits You." We also festooned buses in New York City this past July, and we're coming back again pre-holiday. Look for them when you're in New York. And for seven months, every day of the week, we've run spots on a variety of cable networks. In all, we're producing a total of seven distinct television ads this year.

At this point, I want to bring you up to date on what we're doing with our circulation for this fall season and what we expect as a result. Over the last two fiscal years, we increased the number of catalogs we mailed by 22 percent and the number of pages mailed by 38 percent. In the fourth quarter of fiscal 1999, circulation was greatly increased in our efforts to liquidate inventory. In the last half of this current fiscal year, we plan to reduce page circulation by about 20 percent to eliminate unprofitable mailings and to manage the transition from print to e-commerce.

As a result, we expect that sales for the last half of the year may be flat compared to the prior year, particularly in the fourth quarter, but we also anticipate that this change in circulation should have a positive impact on our profitability rate by reducing SG&A expenses. Circulation adjustments are important to realize the economies of e-commerce in the future. This Fall we are implementing extensive tests to help determine the frequency of mailing, size of mailing, and content of mailing to our Internet customers.

We have some real advantages in migrating customers to our Web site. For many, cannibalization is thought of as "bad for business." Even traditional retail companies that have recognized the importance of the Internet must still make large investments in direct-to-consumer infrastructure and rationalize competing against themselves. This is not true for Lands' End.

We do not have the investment or the continuing fixed costs of our "bricks and mortar" competition. And this channel shift from catalog to Internet, due to significantly lower ad costs, has the potential to be more profitable. We have a relatively low-cost operation that runs more efficiently and cost-effectively as volume increases.

I am not going to try to validate or invalidate any current Internet market caps. I am sure there will be some big winners and some big losers over time. I do know that there is always value to being first and dominant in a category.

Lands' End's Internet business is profitable now. And I believe that to be profitable in the future, profit must be planned from the beginning. I also know that Lands' End has a business model that has great SG&A leverage as we complete our metamorphosis from a U.S. catalog company to a global direct merchant.

As I said, for many companies that are embracing e-commerce as a defensive, market share strategy, cannibalization is a bad word. However, for Lands' End, cannibalization equals better profits. From a strategic point of view, we are looking at the Internet as a positive, offensive opportunity from two standpoints: the opportunity for growth and the opportunity for SG&A efficiencies. In the next several years, we expect to have a significant portion of our sales from the e-commerce channel, and we expect to improve our total profitability as a result.

In our opinion, a retailer must possess several important attributes to be successful in e-commerce. First, the company must be a recognized brand that has a "trust relationship" with its customers. Brand recognition can be established and the customer can be acquired at great expense, as many e-companies are doing, or it can be crafted and meticulously honed over many years as Lands' End has done.

PC Data Online recently published a report stating that familiarity with a retail name is the number one reason in deciding which on-line clothing site to shop. No wonder landsend.com was at the top of apparel sites in their survey.

Reputation and trust, however, can only be earned one customer at a time and one customer encounter at a time. Lands' End has a big advantage in this area. We already have a 29 million name customer list; more than 10 million customers have purchased from us in the past three years; and more than 6 million customers have purchased over the last 12 months.

Others, whether they are pure Internet plays or traditional bricks and mortar businesses, need to build their customer lists just for starters. The investments needed to acquire customers are quite sizable. I have seen recent figures that indicated a range of acquisition costs of $15-$100 per customer for Internet companies.

This huge asset for Lands' End is not even reported at cost on our balance sheet, let alone stated for lifetime value.

Secondly, to be successful, I believe that a company must sell proprietary products in a meaningful market segment with sufficient margin to become profitable. Proprietary product provides differentiation and helps protect margins from the price wars and store-to-store, site-to-site comparisons. Apparel sales, our segment, totaled $177 billion in the U.S. alone last year, and, of course, apparel is a comparatively high margin category.

Finally, direct-to-consumer infrastructure and technology. Lands' End has the right infrastructure in place. We are well known for our friendly, knowledgeable telephone operators who are now seamlessly integrated into our web site. Our distribution center sends out more than 150,000 orders on the busiest days with close to 100 percent accuracy. We efficiently handle returns. And, we can monogram your shirt or custom hem your pants. When it comes to taking orders, picking, packing, and shipping product -- Lands' End is about as good as it gets.

I believe there are opportunities for SG&A efficiencies as we shift a significant portion of our business to the Internet. We do know that our catalog and Internet businesses are not totally separate. We are well aware that our catalog mailings have a definite impact on Internet sales, and we believe that this multiple channel distribution is a strategic advantage for Lands' End. If you look at a graph of weekly Internet sales for the first half of this year, you will see a series of peaks. The peaks correspond to the in-home delivery of our monthly catalogs.

We embrace this migration of our customer from the catalog to the Internet as being good for our business, as it allows us the potential to improve SG&A by lowering our advertising costs and marketing expense and by obtaining variable expense advantages. However, we will not get cost benefits without addressing how we circulate our printed catalogs to our Internet customers. We believe there is a 500 to 800 basis point difference in SG&A for the Internet sales channel versus the catalog sales channel. How much of this differential we can realize will depend upon two factors: the percentage of our business conducted over the Internet, and the degree to which we can adjust circulation of the printed catalog.

If you look at a directional charting that would be indicative of our challenge, it would show what may result if we do not adequately adjust catalog circulation plans as sales shift more and more toward the Internet. You would see that the catalog SG&A expenses as a percent of sales could balloon as this shift occurs. Our challenge is to determine the optimal role for the catalog in order to manage our SG&A ratio downward. As I said, we have already begun extensive testing to move us in that direction.

If you look directionally at SG&A performance as our Internet business grows, you would see that the SG&A ratio on the catalog side of the business may increase. However, on the e-commerce side of the business, it should be lower and drift downward as our business shifts toward the Internet. As this happens, we believe that the SG&A savings for the combined businesses could be several hundred basis points.

Potentially, we will have the added advantage of being able to realize a reduction in our SG&A expenses as we increase Internet sales, due to lower ad costs and lower variable operating costs.

I'd like to give you a quick update on the Lands' End web site before I close. Sales from the Internet in the most recent fiscal year were $61 million, more than triple those of the prior year. And there were
15.6 million visits to our site.

During the first half of the current fiscal year, Internet sales ran about two and one half times those of last year, and there have been just over 14 million visits to the site. The average order value at $100-$105 is about the same as we see for the catalog. We currently have all our products on line, and that totals more than 80,000 SKUs. We continue to see that the Internet is bringing new customers to Lands' End, as about 20 percent of them are new to our housefile. And once a shopping basket is started, about half of them are resulting in a sale.

We have three major Internet developments this Fall, and just a few weeks ago, we had what has been the biggest news to date for landsend.com. First, we've gone live with a comprehensive site redesign that makes it easier to navigate and more fun to shop our Web site. Second, we've introduced two new revolutionary features exclusive to Lands' End: Lands' End Live, whereby you can talk or chat with a live operator while you shop our site, and Shop With a Friend, another exclusive feature that will prove to be a dynamic new way to cybershop with family and friends.

Each of these innovations has been a first in our efforts to personalize our e-commerce customer's shopping experience and give it the friendly communication style that our phone operators are known for. Our newest TV ads that we are running on cable TV focus on these two features.

And last, on the international side, our newly redesigned Web site for Japan will soon be launched, and we plan to have our Web sites in both the United Kingdom and Germany up and running and selling product in November.

As you have seen, many of these changes deal with improved navigation, globalization, and most importantly, personalization -- getting close to the customer, making the shopping experience fun and easy.

In summation, I want to reiterate that the catalog will always be an important part of Lands' End. Compared to the Internet, the catalog has its own advantages. It's easier to browse, you can take it anywhere, and it continues to bring many new customers to the Lands' End file. More importantly, we have a very large group of dedicated customers who prefer to shop the catalog and phone in their order, and that's just fine with us. We are basically channel agnostic.

But the Internet also has many advantages that the catalog does not have. There are personal services and features that we believe add value. For example: Your Personal Model, Oxford Express, our Suit Finder for swimwear, real-time personal shoppers, personal reminders, registries, and calendars. These can be provided at less expense on the Internet and are next to impossible to deliver in a catalog or even a bricks and mortar environment. As we move to real one-to-one marketing, the Internet is going to be the best bet in town. I believe that's what we need to do to get customers and to keep them. That's how, over time, we will increase profitability and realize meaningful returns on our investments.

Back in the early '80s, we embraced technology and the 800 number and became the premiere catalog company that we are now known as. Today we have an equally exciting chance to embrace technology and the Internet and emerge as a premiere e-commerce direct merchant. That is both our opportunity and our challenge.

Thanks for spending this time with us.  I hope you'll stay tuned.